Exhibit 99.1

News Release
RAMBUS REPORTS THIRD QUARTER 2020 FINANCIAL RESULTS

•Strong quarter, delivering on revenue, exceeding expectations for profit and generating $44.1 million in cash provided by operating activities
•Memory interface chip quarterly revenue up 39% year over year; on track for over 50% full-year growth
•Micron DRAM license extended for an additional 4 years
•New stock repurchase program authorizes repurchase of 20 million shares

SAN JOSE, Calif. - November 2, 2020 - Rambus Inc. (NASDAQ:RMBS), a premier silicon IP and chip provider making data faster and safer, today reported financial results for the third quarter ended September 30, 2020. GAAP revenue for the third quarter was $56.9 million; licensing billings were $63.1 million, product revenue was $29.8 million, and contract and other revenue was $10.5 million. The Company also generated $44.1 million in cash provided by operating activities.

“With our sustained focus on cloud and data center markets, Rambus had a very solid third quarter driven by great execution across our businesses,” said Luc Seraphin, chief executive officer of Rambus. “Our proven track record of cash generation and ability to deliver on revenue and profit makes us well positioned for strong top-line growth in 2021.”

Business Review

The Company’s memory interface chip business had a solid quarter, continuing to significantly outpace market growth with a 39% increase in quarterly revenue year over year. This growth is driven by ongoing increases in market share in DDR4 and continued demand in cloud and data center. For the industry transition to DDR5, Rambus is in a leading position for qualification with the memory ecosystem and CPU partners in next-generation systems.

Growing complexity in SoC design across data center, AI and 5G markets continues to drive customer engagement for the Rambus Silicon IP business, with an increasing number of design wins in interface and security IP. Designed to meet the needs of the most demanding data center AI/ML workloads, Rambus leads the industry with the fastest, silicon-demonstrated HBM2E memory interface solution capable of running up to 4 Gbps.

Lastly, Rambus extended its DRAM license agreement with Micron for an additional four years. The extension maintains the existing financial terms of the agreement, providing Micron with a license to the Company’s extensive portfolio of memory interface patents through December of 2024.

Quarterly Financial Review - GAAP	Three Months Ended September 30,
(In millions, except for percentages and per share amounts)	2020	2019
Revenue
Royalties	$16.6	$19.4
Product revenue	29.8	21.4
Contract and other revenue	10.5	16.6
Total revenue	$56.9	$57.4
Cost of product revenue	$9.7	$7.1
Cost of contract and other revenue	$1.3	$2.5
Amortization of acquired intangible assets (included in total cost of revenue)	$4.3	$3.0
Total operating expenses (1)	$54.2	$67.7
Operating loss	$(12.5)	$(22.9)
Operating margin	(22)%	(40)%
Net loss	$(12.8)	$(17.3)
Diluted net loss per share	$(0.11)	$(0.16)
Net cash provided by operating activities	$44.1	$25.6

(1)    Includes amortization of acquired intangible assets of approximately $0.2 million for each of the three months ended September 30, 2020 and 2019.

Quarterly Financial Review - Non-GAAP (including operational metric) (1)	Three Months Ended September 30,
(In millions)	2020	2019
Licensing billings (2)	$63.1	$63.1
Product revenue	$29.8	$21.4
Contract and other revenue	$10.5	$16.6
Cost of product revenue	$9.7	$7.1
Cost of contract and other revenue	$1.3	$2.5
Total operating expenses	$45.7	$57.5
Interest and other income (expense), net	$(0.6)	$1.0
Diluted share count	116	114

(1)    See “Supplemental Reconciliation of GAAP to Non-GAAP Results” table included below. Note that the applicable non-GAAP measures are presented and that revenue, cost of product revenue and cost of contract and other revenue are solely presented on a GAAP basis.

(2)     Licensing billings is an operational metric that reflects amounts invoiced to our licensing customers during the period, as adjusted for certain differences.

GAAP revenue for the quarter was $56.9 million, in line with expectations. The Company also had licensing billings of $63.1 million, product revenue of $29.8 million, and contract and other revenue of $10.5 million. Rambus had total GAAP cost of revenue of $15.3 million and operating expenses of $54.2 million. The Company also had total non-GAAP operating expenses of $56.7 million (which includes non-GAAP cost of revenue), below the low end of its expectations through its cost management actions. Due to the Company's strong performance and cost management actions, its revenue was in line with expectations and its profit was at the high end of its expectations. The Company had GAAP diluted net loss per share of $0.11. The Company's basic share count was 114 million shares and its diluted share count would have been 116 million shares.

Cash, cash equivalents, and marketable securities as of September 30, 2020 were $520.2 million, an increase of $34.1 million from June 30, 2020, mainly due to $44.1 million in cash provided by operating activities.

2020 Fourth Quarter Outlook

The Company will discuss its full revenue guidance for the fourth quarter of 2020 during its upcoming conference call. The following table sets forth fourth quarter outlook for other measures.

(In millions)	GAAP	Non-GAAP (1)
Licensing billings (2)	$61 - $67	$61 - $67
Product revenue	$18 - $24	$18 - $24
Contract and other revenue	$9 - $15	$9 - $15
Total operating costs and expenses	$71 - $67	$59 - $55
Interest and other income (expense), net	$0	($1)
Diluted share count	117	117

(1)    See “Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates” table included below. Note that the applicable non-GAAP measures are presented, and that revenue is solely presented on a GAAP basis.

(2)     Licensing billings is an operational metric that reflects amounts invoiced to our licensing customers during the period, as adjusted for certain differences. This metric is the same for both GAAP and non-GAAP presentations.

For the fourth quarter of 2020, the Company expects licensing billings to be between $61 million and $67 million. The Company also expects royalty revenue to be between $12 million and $18 million, product revenue to be between $18 million and $24 million and contract and other revenue to be between $9 million and $15 million. Revenue is not without risk and achieving revenue in this range will require that the Company sign customer agreements for various product sales, solutions licensing among other matters.

The Company also expects operating costs and expenses to be between $71 million and $67 million. Additionally, the Company expects non-GAAP operating costs and expenses to be between $59 million and $55 million. These expectations also assume non-GAAP interest and other income (expense), net, of ($1 million), tax rate of 24% and diluted share count of 117 million, and exclude stock-based compensation expense ($7 million), amortization expense ($5 million), non-cash interest expense on convertible notes ($2 million) and interest income related to the significant financing component from fixed-fee patent and technology licensing arrangements ($3 million).

Conference Call

Rambus management will discuss the results of the quarter during a conference call scheduled for 2:00pm PT today. The call, audio and slides will be available online at investor.rambus.com and a replay will be available for the next week at the following numbers: (855) 859-2056 (domestic) or (404) 537-3406 (international) with ID# 2281104.

Non-GAAP Financial Information

In the commentary set forth above and in the financial statements included in this earnings release, the Company presents the following non-GAAP financial measures: operating expenses and interest and other income (expense), net. In computing each of these non-GAAP financial measures, the following items were considered as discussed below: stock-based compensation expense, acquisition-related costs and retention bonus expense, restructuring charges, impairment (recovery) of assets held for sale, amortization expense, non-cash interest expense and certain other one-time adjustments. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show investors, how the Company’s performance compares to other periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release.

The Company’s non-GAAP financial measures reflect adjustments based on the following items:

Stock-based compensation expense. These expenses primarily relate to employee stock options, employee stock purchase plans, and employee non-vested equity stock and non-vested stock units. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results. Additionally, given the fact that other companies may grant different amounts and types of equity awards and may use different option valuation assumptions, excluding stock-based compensation expense permits more accurate comparisons of the Company’s results with peer companies.

Acquisition-related costs and retention bonus expense. These expenses include all direct costs of certain acquisitions and the reported periods’ portion of any retention bonus expense associated with the acquisitions. The Company excludes these expenses in order to provide better comparability between periods as they are related to acquisitions and have no direct correlation to the Company’s operations.

Restructuring charges. These charges may consist of severance, contractual retention payments, exit costs and other charges and are excluded because such charges are not directly related to ongoing business results and do not reflect expected future operating expenses.

Impairment (recovery) of assets held for sale. These charges consist of non-cash charges (recoveries) to assets held for sale and are excluded because such charges are non-recurring and do not reduce the Company’s liquidity.

Amortization expense. The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.

Non-cash interest expense on convertible notes. The Company incurs non-cash interest expense related to its convertible notes. The Company excludes non-cash interest expense related to its convertible notes to provide more accurate comparisons of the Company’s results with other peer companies and to more accurately reflect the Company’s ongoing operations.

Income tax adjustments. For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 24 percent for both 2020 and 2019, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits, deferred tax asset valuation allowance and the release of any deferred tax asset valuation allowance. Accordingly, the Company has applied these tax rates to its non-GAAP financial results for all periods in the relevant years to assist the Company’s planning.

On occasion in the future, there may be other items, such as significant gains or losses from contingencies that the Company may exclude in deriving its non-GAAP financial measures if it believes that doing so is consistent with the goal of providing useful information to investors and management.

About Rambus Inc.

Rambus is a premier Silicon IP and chip provider that makes data faster and safer. With 30 years of innovation, we continue to develop the foundational technology for all modern computing systems. Leveraging our semiconductor expertise, Rambus solutions speed performance, expand capacity and improve security for today’s most demanding applications. From data center and edge to artificial intelligence and automotive, our interface and security IP, and memory interface chips enable SoC and system designers to deliver their vision of the future. For more information, visit rambus.com.

Forward-Looking Statements

This release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995, including those relating to Rambus’ expectations regarding operating results and business opportunities, growth in product and service offerings and product revenue, expected benefits of our merger, acquisition and divestiture activity and related integration, and financial guidance for the fourth quarter of 2020, including licensing billings and revenue estimates, operating costs and expenses, interest and other income (expense), net and estimated, fixed, long-term projected tax rates on a GAAP and non-GAAP basis, as appropriate. Such forward-looking statements are based on current expectations, estimates and projections, management’s beliefs and certain assumptions made by Rambus’ management. Actual results may differ materially. Rambus’ business generally is subject to a number of risks which are described more fully in Rambus’ periodic reports filed with the Securities and Exchange Commission, as well as the potential adverse impacts related to, or arising from, the Novel Coronavirus (COVID-19). Rambus undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Contact

Rahul Mathur
Senior Vice President, Finance and Chief Financial Officer
Rambus Inc.
(408) 462-8000
rmathur@rambus.com

Source: Rambus Inc.

Rambus Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$89,475	$102,176
Marketable securities	430,746	305,488
Accounts receivable	33,025	44,039
Unbilled receivables	141,341	184,366
Inventories	14,218	10,086
Prepaids and other current assets	16,229	18,524
Total current assets	725,034	664,679
Intangible assets, net	41,052	54,900
Goodwill	183,222	183,465
Property, plant and equipment, net	59,425	44,714
Operating lease right-of-use assets	29,961	37,020
Deferred tax assets	5,249	4,574
Unbilled receivables, long-term	260,404	343,703
Other assets	4,671	5,931
Total assets	$1,309,018	$1,338,986

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,323	$9,549
Accrued salaries and benefits	15,719	20,291
Deferred revenue	14,950	11,947
Income taxes payable, short-term	20,008	19,142
Operating lease liabilities	4,576	6,357
Other current liabilities	22,306	18,893
Total current liabilities	90,882	86,179
Long-term liabilities:
Convertible notes, long-term	154,182	148,788
Long-term operating lease liabilities	35,973	39,889
Long-term income taxes payable	45,882	60,094
Deferred tax liabilities	15,139	13,846
Other long-term liabilities	8,714	19,272
Total long-term liabilities	259,890	281,889
Total stockholders’ equity	958,246	970,918
Total liabilities and stockholders’ equity	$1,309,018	$1,338,986

Rambus Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue:
Royalties	$16,602	$19,448	$53,253	$71,351
Product revenue	29,769	21,377	92,222	46,372
Contract and other revenue	10,544	16,574	35,359	46,357
Total revenue	56,915	57,399	180,834	164,080
Cost of revenue:
Cost of product revenue	9,661	7,108	30,281	17,845
Cost of contract and other revenue	1,267	2,450	4,000	8,268
Amortization of acquired intangible assets	4,336	3,016	13,016	10,686
Total cost of revenue	15,264	12,574	47,297	36,799
Gross profit	41,651	44,825	133,537	127,281
Operating expenses:
Research and development	33,733	41,486	105,085	119,995
Sales, general and administrative	20,182	26,521	64,387	76,835
Amortization of acquired intangible assets	236	170	832	2,409
Restructuring charges	—	1,374	836	4,233
Change in fair value of earn-out liability	—	—	(1,800)	—
Impairment (recovery) of assets held for sale	—	(1,853)	—	15,137
Total operating expenses	54,151	67,698	169,340	218,609
Operating loss	(12,500)	(22,873)	(35,803)	(91,328)
Interest income and other income (expense), net	3,464	6,727	14,435	21,112
Interest expense	(2,586)	(2,497)	(7,721)	(7,302)
Interest and other income (expense), net	878	4,230	6,714	13,810
Loss before income taxes	(11,622)	(18,643)	(29,089)	(77,518)
Provision for (benefit from) income taxes	1,157	(1,312)	2,454	3,369
Net loss	$(12,779)	$(17,331)	$(31,543)	$(80,887)
Net loss per share:
Basic	$(0.11)	$(0.16)	$(0.28)	$(0.73)
Diluted	$(0.11)	$(0.16)	$(0.28)	$(0.73)
Weighted average shares used in per share calculation
Basic	113,828	111,315	113,437	110,633
Diluted	113,828	111,315	113,437	110,633

Rambus Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Results
(In thousands)
(Unaudited)

	Three Months Ended September 30,
	2020	2019
Total operating expenses	$54,151	$67,698
Adjustments:
Stock-based compensation expense	(6,834)	(7,388)
Acquisition-related costs and retention bonus expense	(1,327)	(3,052)
Amortization of acquired intangible assets	(236)	(170)
Restructuring charges	—	(1,374)
Recovery of assets held for sale	—	1,853
Non-GAAP total operating expenses	$45,754	$57,567

Interest and other income (expense), net	$878	$4,230
Adjustments:
Interest income related to significant financing component from fixed-fee patent and technology licensing arrangements	(3,289)	(4,925)
Non-cash interest expense on convertible notes	1,823	1,725
Non-GAAP interest and other income (expense), net	$(588)	$1,030

Rambus Inc.
Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates
(In millions)
(Unaudited)

2020 Fourth Quarter Outlook	Three Months Ended December 31, 2020
	Low	High
Forward-looking operating costs and expenses	$70.7	$66.7
Adjustments:
Stock-based compensation expense	(7.0)	(7.0)
Amortization of acquired intangible assets	(4.6)	(4.6)
Forward-looking Non-GAAP operating costs and expenses	$59.1	$55.1

Forward-looking interest and other income (expense), net	$0.1	$0.1
Adjustments:
Interest income related to significant financing component from fixed-fee patent and technology licensing arrangements	(2.9)	(2.9)
Non-cash interest expense on convertible notes	1.8	1.8
Forward-looking Non-GAAP interest and other income (expense), net	$(1.0)	$(1.0)